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                                                                   Exhibit 23.5

                                    CONSENT

        We hereby consent to the reference to this firm and our opinion in the Registration Statement on Form S-1 filed by Independence Community Bank Corp., Brooklyn, New York (the "Company"), and all amendments thereto; in the Application for Conversion on Form 86-AC filed by Independence Savings Bank (the "Bank") and Independence Community Bank Corp. (the "Mutual Holding Company"), and all amendments thereto, and in the Notice and Application for the Bank and the Mutual Holding Company filed with the Federal Deposit Insurance Corporation and all amendments thereto; and references to our firm under the heading "Experts," relating to the conversion of the Mutual Holding Company from the mutual to stock form, the concurrent issuance of the Bank's outstanding capital stock to the Company and the offering of the Company's common stock.

                                  /s/    William M. Mercer, Incorporated
                                         WILLIAM M. MERCER, INCORPORATED

Philadelphia, Pennsylvania

Dated this 22 day of August 1997